Registration No. 333-_________
   As filed with the Securities and Exchange Commission on September 30, 1999
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           -------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                           -------------------------

                         SYKES ENTERPRISES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                   Florida                                   56-1383460
       (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                   Identification No.)

            100 North Tampa Street
                  Suite 3900                                    33602
                Tampa, Florida                               (Zip Code)
   (Address of principal executive offices)

       Sykes Enterprises, Incorporated 1999 Employees' Stock Purchase Plan
                            (Full title of the plan)

             Scott J. Bendert
Senior Vice President - Finance, Treasurer                Copy to:
       and Chief Financial Officer
     Sykes Enterprises, Incorporated                    Martin A. Traber
       100 North Tampa, Suite 3900                      Foley & Lardner
           Tampa, Florida 33602               100 North Tampa Street, Suite 2700
              (813) 274-1000                         Tampa, Florida 33602
   (Name, address and telephone number,                 (813) 229-2300
including area code, of agent for service)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of        Amount     Proposed Maximum    Proposed Maximum    Amount of
Securities to     to be       Offering Price    Aggregate Offering  Registration
be Registered   Registered      Per Share             Price            Fee
--------------------------------------------------------------------------------
Common Stock,    1,000,000
$.01 par value    shares       $24.1875(1)        $24,187,500(1)      $6,725
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock as reported on Nasdaq National Market on September 29, 1999.

                           -------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The  following   documents  have  been   previously   filed  by  Sykes
Enterprises,   Incorporated   (the   "Company")  with  the  Commission  and  are
incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which includes audited financial statements as of and for the year ended December 31, 1998.

          (b) Current Report on Form 8-K filed January 12, 1999;

          (c) Current Report on Form 8-K filed January 21, 1999;

          (d) Current Report on Form 8-K filed February 3, 1999;

          (e) Current Report on Form 8-K/A filed March 12, 1999;

          (f) Proxy Statement dated April 1, 1999, for the 1999 Annual Meeting of Shareholders;

          (g) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998.

          (h) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A, dated April 19, 1996, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superceded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Foley & Lardner, Tampa, Florida. Martin A. Traber, a partner of Foley & Lardner, owns 2,250 shares of Company Common Stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Florida Business Corporation Act (the "Florida Act") permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

          The Company's Articles of Incorporation and Bylaws provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, the Company may enter into Indemnification Agreements with its directors and executive officers in which the Company may agree to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

          The indemnification provided by the Florida Act and the Company's Articles of Incorporation and Bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

          The Company has a standard policy of directors' and officers' liability insurance covering directors and officers of the corporation with respect to liabilities incurred as a result of their service in such capacities, which may extend to, among other things, liability arising under the Securities Act of 1933.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

       Exhibit No.              Exhibit
       ----------               -------

          (4)       Sykes   Enterprises,   Incorporated  1999  Employees'  Stock
                    Purchase Plan

          (5)       Opinion of Foley & Lardner

          (23.1)    Consent of Ernst & Young LLP

          (23.2)    Consent of PricewaterhouseCoopers, LLP

          (23.3)    Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24)      Power  of  Attorney   relating  to   subsequent   amendments
                    (included  on  the  signature  page  to  this   Registration
                    Statement)

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, and State of Florida, on this 29th day of September, 1999.

                                        SYKES ENTERPRISES, INCORPORATED


                                        By:/s/ Scott J. Bendert
                                           ------------------------------------
                                           Scott J. Bendert,
                                           Senior Vice President - Finance,
                                           Treasurer and Chief Financial Officer


                                POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints John H. Sykes and Scott J. Bendert, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

   Signature                         Title                           Date
   ---------                         -----                           ----

/s/ John H. Sykes             Chairman of the Board, Chief
----------------------------  Executive Officer and Director
                              (Principal Executive Officer)   September 29, 1999


/s/ Scott J. Bendert          Senior Vice President-Finance,
----------------------------  Chief Financial Officer and
Scott J. Bendert              Treasurer (Principal Financial
                              and Accounting Officer)         September 29, 1999


/s/ Furman P. Bodenheimer, Jr
----------------------------
Furman P. Bodenheimer, Jr     Director                        September 29, 1999


/s/ H. Park Helms
----------------------------
H. Park Helms                 Director                        September 29, 1999


/s/ Gordon H. Loetz
----------------------------
Gordon H. Loetz               Director                        September 29, 1999


/s/ Iain A. Macdonald
----------------------------
Iain A. Macdonald             Director                        September 29, 1999


/s/ Linda McClintock-Greco
----------------------------
Linda McClintock-Greco        Director                        September 29, 1999


/s/ Ernest J. Milani
----------------------------
Ernest J. Milani              Director                        September 29, 1999


/s/ Adelaide A. Sink
---------------------------
Adelaide A. Sink              Director                        September 29, 1999


/s/ R. James Stroker
----------------------------
R. James Stroker              Director                        September 29, 1999

                                  EXHIBIT INDEX

       SYKES ENTERPRISES, INCORPORATED 1999 EMPLOYEES' STOCK PURCHASE PLAN


       Exhibit No.                 Exhibit
       ----------                  -------

          (4)       Sykes   Enterprises,   Incorporated  1999  Employees'  Stock
                    Purchase Plan

          (5)       Opinion of Foley & Lardner

          (23.1)    Consent of Ernst & Young LLP

          (23.2)    Consent of PricewaterhouseCoopers, LLP

          (23.3)    Consent of Foley & Lardner (contained in Exhibit 5 hereto)

          (24)      Power  of  Attorney   relating  to   subsequent   amendments
                    (included  on  the  signature  page  to  this   Registration
                    Statement)